Exhibit 10.1

AMENDMENT NO. 4 TO

ROCKETFUEL BLOCKCHAIN, INC.

2018 STOCK INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) amends the 2018 Stock Incentive Plan (the “Plan”) of RocketFuel Blockchain, Inc., a Nevada corporation (the “Company”).

1.	Defined Terms. Unless otherwise defined in this Amendment, capitalized terms have the meanings set forth in the Plan.

2.	Increase in Number of Shares subject to the Plan. Section 3(a) of the Plan is amended to read as follows:

(a) Maximum Number of Shares. Subject to the provisions of Section 11(a) below, the maximum aggregate number of Shares that may be issued in connection with all Awards (including Incentive Stock Options) is 11,000,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock or treasury shares.

3.	Continuation. Except as set forth in this Amendment, the provisions of the Plan shall remain in full force and effect.

The undersigned Secretary certifies that the foregoing sets forth Amendment No. 4 to the RocketFuel Blockchain, Inc. 2018 Stock Incentive Plan as duly adopted by the Board as of June 11, 2025.

Dated: June 11, 2025	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz, Secretary